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                                                                    EXHIBIT 12.1
ProLogis
Computation of Ratio of Earnings to Fixed Charges
(Dollar amounts in thousands)

                                                          Year Ended December 31,
                                 ------------------------------------------------------------------------
                                     2002           2001           2000           1999           1998
                                 ------------   ------------   ------------   ------------   ------------

Net Earnings from Operations     $    277,941   $    133,043   $    241,807   $    166,549   $    107,617
Add:
     Interest Expense                 152,958        163,629        172,191        170,746         77,650

                                 ------------   ------------   ------------   ------------   ------------
Earnings as Adjusted             $    430,899   $    296,672   $    413,998   $    337,295   $    185,267
                                 ============   ============   ============   ============   ============


Fixed Charges:
     Interest Expense            $    152,958   $    163,629   $    172,191   $    170,746   $     77,650
     Capitalized Interest              30,534         24,276         18,549         15,980         19,173

                                 ------------   ------------   ------------   ------------   ------------
          Total Fixed Charges    $    183,492   $    187,905   $    190,740   $    186,726   $     96,823
                                 ============   ============   ============   ============   ============

Ratio of Earnings, as Adjusted
     to Fixed Charges                     2.3            1.6            2.2            1.8            1.9
                                 ============   ============   ============   ============   ============